As filed with the Securities and Exchange Commission on May 12, 1997
                                                    Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        AMERICA WEST HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)

                 Delaware                                     86-0847214
     (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                      Identification No.)



                               51 W. Third Street
                                 Tempe, Arizona                   85281
                    (Address of Principal Executive Offices)    (Zip Code)

                                  AMERICA WEST
                           1994 INCENTIVE EQUITY PLAN
                            (Full title of the plan)

                               Stephen L. Johnson
                        America West Holdings Corporation
                               51 W. Third Street
                              Tempe, Arizona 85281
                                 (602) 693-0800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ---------------------------


                         CALCULATION OF REGISTRATION FEE

                                                                  Proposed Maximum       Proposed Maximum
                                                  Amount to        Offering Price           Aggregate             Amount of
 Title of Securities to be Registered(1)      be Registered(2)       Per Share(3)         Offering Price(3)   Registration Fee(2)

-----------------------------------------------------------------------------------------------------------------------------------
Class B Common Stock, par value $0.01 per        4,000,000             $14.75              $59,000,000           $17,878.79
share
===================================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) 3,500,000 shares of Class B Common Stock, par value $.01 per share, were registered on Form S-8 (File No. 33-60555) on June 23, 1995, on
      which date a fee of $15,087 was paid, and 4,000,000 shares of Class B
         Common Stock are being registered herewith. Pursuant to Rule 429 under the Act, the Prospectus included herein shall relate to the 3,500,000 shares of the registrant's Class B Common Stock previously registered.
(3) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of a share of the Company's Class B Common Stock on the New York Stock Exchange on May 7, 1997 pursuant to Rule 457(c).

================================================================================


PAGE>



                                     PART I


         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         This Registration Statement on Form S-8 is being filed by America West Holdings Corporation (the "Company"), solely to register additional securities. In accordance with General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company's registration statement on Form S-8 (No. 33- 60555) originally filed with the Securities and Exchange Commission (the "Commission") on June 23, 1995, and as amended by Post-Effective Amendment No. 1 as filed with the Commission on January 2, 1997, whereby the Company as the successor registrant of the Class B Common Stock of America West Airlines, Inc. ("AWA") adopted AWA's Registration Statement on Form S-8 as filed on June 23, 1995, relating to the America West 1994 Incentive Equity Plan, as amended.


Item 8.  Exhibits.

Exhibit
Number            Description
------            -----------

   5.1 Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered

   23.1 Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 to this registration statement)

   23.2           Consent of KPMG Peat Marwick LLP

   24.1 Power of Attorney (set forth on the signature page contained in Part II of this registration statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on this 9th day of May, 1997.

                                           AMERICA WEST HOLDINGS CORPORATION


                                           By       /s/ William A. Franke
                                                  ----------------------------
                                                    William A. Franke
                                                    Chairman of the Board and
                                                    Chief Executive Officer

         Each of the undersigned officers and directors of America West Holdings Corporation (the "Company") hereby constitutes and appoints W. Douglas Parker and Stephen L. Johnson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 9, 1997.



      Signature                                   Title
      ---------                                   -----



/s/ William A. Franke                   Chairman of the Board and Chief
---------------------------             Executive Officer
William A. Franke                       (Principal Executive Officer)


/s/ Richard R. Goodmanson               President and Director
---------------------------
Richard R. Goodmanson


/s/ W. Douglas Parker                   Senior Vice President and Chief
---------------------------             Financial Officer
W. Douglas Parker                       (Principal Financial and Accounting
                                        Officer)

/s/ Julia Chang Bloch                   Director
---------------------------
Julia Chang Bloch


/s/ Stephen F. Bollenbach               Director
---------------------------
Stephen F. Bollenbach


/s/ Frederick W. Bradley                Director
---------------------------
Frederick W. Bradley


/s/ James G. Coulter                    Director
---------------------------
James G. Coulter


/s/ John F. Fraser                      Director
---------------------------
John F. Fraser

/s/ John L. Goolsby                      Director
---------------------------
John L. Goolsby


/s/ Richard C. Kraemer                   Director
---------------------------
Richard C. Kraemer


/s/ John R. Power, Jr.                  Director
---------------------------
John R. Power, Jr.


/s/ Larry L. Risley                     Director
---------------------------
Larry L. Risley


/s/ Frank B. Ryan                       Director
---------------------------
Frank B. Ryan


/s/ Richard P. Schifter                 Director
---------------------------
Richard P. Schifter


/s/ John F. Tierney                     Director
---------------------------
John F. Tierney

/s/ Raymond S. Troubh                   Director
---------------------------
Raymond S. Troubh

                                  EXHIBIT INDEX
Exhibit
Number            Description
------            -----------

   5.1 Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered

   23.1 Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 to this registration statement)


   23.2           Consent of KPMG Peat Marwick LLP

   24.1 Power of Attorney (set forth on the signature page contained in Part II of this registration statement).